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                         CONSENT OF ERNST & YOUNG LLP,
                 REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 31 to File No. 33-84762; Amendment No. 34 to File No. 811-8648) of WT Mutual Fund of our reports dated August 4, 2004, included in the 2004 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 24, 2005